SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 17, 2000

                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                 87-0504461
     ----------------------------------              ------------------
      (State or other jurisdiction of                   (IRS Employer
      incorporation or organization)                 Identification No.)


             3006 Highland Drive
                  Suite 206
            Salt Lake City, Utah                              84106
--------------------------------------------               ----------
  (Address of Principal Executive Offices)                 (Zip Code)


               Registrant's Telephone Number, including Area Code:
                                 (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

--------------------------------------------------------------------------------
                              ITEM 5. OTHER EVENTS
--------------------------------------------------------------------------------

Wilga #3 Well Update

On May 17, 2000, FX Energy, Inc. reported that the Wilga #3 well reached a total depth of 3,261 meters measured depth, 2,999 meters true vertical depth. Logs have been run and production liner set. The Wilga #3 was drilled as an appraisal well to the Wilga #2 that earlier this year was determined to be a gas and condensate producer in the Carboniferous. The Wilga wells will be completed when production facilities and pipeline connections are in place. FX Energy owns a 45% interest in the Wilga project.

The Wilga #3 encountered hydrocarbon shows in several intervals within the Carboniferous and also in lower Devonian sands. Drilling and open hole log data warrant further testing which will commence immediately.

The Wilga #4, originally projected to begin in late May or early June, will spud after testing of the Wilga #3 is completed.

FX Energy and its partners are exploring and evaluating approximately 16.1 million acres in Poland. Its shares are traded on NASDAQ.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 18, 2000                          FX ENERGY, INC.



                                              By /s/ Scott J. Duncan
                                                 -------------------------------
                                                 Scott J. Duncan, Vice-President

                                       3